UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported):
January 25, 2006
Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16447	77-0123732
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 894-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
     On January 31, 2006, Maxtor Corporation (the “Company”) issued a press release announcing its financial results for the fourth quarter ended December 31, 2005.
     The press release relating to the financial results for the fourth quarter ended December 31, 2005 is attached hereto as Exhibit 99.1.
IMPORTANT ADDITIONAL INFORMATION
     On December 21, 2005, Maxtor announced that it had entered into a definitive agreement with Seagate Technology which provides for Seagate to acquire Maxtor in a merger transaction. In connection with the proposed transaction, Seagate plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Seagate and Maxtor plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement / Prospectus will be mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Seagate and Maxtor through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com, or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.
     Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and its proxy statement dated October 7, 2005, which were filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K/A for the fiscal year ended December 25, 2004 and its proxy statement dated April 11, 2005, supplemental proxy statement dated May 10, 2005 and Current Report on Form 8-K dated August 24, 2005, which were filed with the SEC. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).
Item 8.01     Other Events.
     On January 31, 2006, the Company announced its financial results for the fourth quarter ended December 31, 2005. Revenue for the fourth quarter of 2005 was $969 million and the Company reported a net loss on a GAAP basis of $15.7 million, or $(0.06) per share. In the fourth quarter of 2004, revenue totaled $1.031 billion and the Company reported a net loss on a GAAP basis of $70.6 million, or $(0.28) per share.
     On January 25, 2006, the Company entered into a sublease with Sandisk Corporation for buildings 3, 4 and 6 at the Company’s corporate campus in Milpitas, California. The subleased buildings are those at 601 McCarthy Boulevard, 900 and 1000 Sumac Drive. The term of the building 3 sublease is from March 13, 2006 until July 31, 2011. The subleases for buildings 4 and 6 commence on July 1, 2006 and expire on July 31, 2011 and March 31, 2013, respectively. The subleases aggregate to approximately 348,515 rentable square feet for what is currently vacant space held by the Company. The effect of the sublease arrangement will be approximately an $11 million credit to the Company’s restructuring expense on the consolidated income statements in the first quarter of fiscal 2006.

Item 9.01     Financial Statements and Exhibits.
(c)	Exhibits

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated January 31, 2006, regarding the fourth quarter 2005 results of Maxtor Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006

MAXTOR CORPORATION

	By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated January 31, 2006, regarding the fourth quarter 2005 results of Maxtor Corporation